EXHIBIT 99.1
Contacts:

Julie Wood Vice President, Investor Relations 510-597-6505	Greg W. Schafer Acting Chief Financial Officer 510-597-6684
ONYX PHARMACEUTICALS REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS
Nexavar Revenue of $23.7 Million Recorded by Bayer
EMERYVILLE, CALIF. — May 4, 2006 — Onyx Pharmaceuticals, Inc. (Nasdaq: ONXX) today reported its financial results for the first quarter ended March 31, 2006. The company reported a net loss of $20.4 million, or $0.49 per share, compared to a net loss of $16.1 million, or $0.46 per share, in the same period last year. The net loss for the quarter ended March 31, 2006, includes a stock-based compensation expense of $3.6 million, or $0.09 per share, due to the adoption of Statement of Financial Accounting Standards No. 123 (R), “Share-Based Payment”, or FAS 123 (R). With its collaborator, Bayer Pharmaceuticals Corporation, or Bayer, Onyx is developing Nexavar® (sorafenib) tablets, an anticancer drug currently approved for the treatment of advanced kidney cancer.
“Although it’s early, we are very pleased with Nexavar’s solid first quarter sales performance, as well as its availability to a significant number of patients,” said Hollings C. Renton, Onyx’s chairman, president and chief executive officer. “In addition, Bayer and Onyx continue to jointly invest the resources needed to expand Nexavar’s use in other territories around the world and in extensive clinical testing of Nexavar in a number of other tumor types.”
New Statement of Operations Presentation — Net Expense from Unconsolidated Joint Business
The presentation of the Onyx Statement of Operations has changed due to the approval and commencement of sales of Nexavar. Onyx will now report the net expense (or revenue) of the unconsolidated joint business for Nexavar as a single line item within the Statement of Operations. This item consists of Nexavar product revenue and the reimbursement of each company for its shared expenses under the collaboration. The net expense from the unconsolidated joint business is, in effect, the net amount due to Bayer to balance the companies’ economics under the Nexavar collaboration. Under the terms of the collaboration, the companies share all research and development, marketing and non-U.S. sales expenses. Onyx and Bayer each bear their own U.S. sales and medical science liaisons expense. Nexavar product revenue is recognized by Bayer under the collaboration and, currently, Bayer incurs the majority of expenses relating to the development and marketing of Nexavar. The calculation of the net expense from unconsolidated joint business is shown in the table following the summary financial information.

Revenue
 In accordance with its collaboration agreement with Bayer, Bayer recognizes all revenue from the sale of Nexavar. As such, for the quarter ended March 31, 2006, Onyx reported no revenue. For the first quarter 2006, Bayer recorded $23.7 million in net sales of Nexavar, primarily in the United States. Onyx recognized $1.0 million of license revenue for the quarter ended March 31, 2005. The 2005 revenue represented a nonrefundable payment received from Shanghai Sunway Biotech Co., Ltd. for exclusive rights to certain Onyx patents from the now discontinued therapeutic virus program.
Operating Expenses
In the first quarter of 2006, research and development expenses, including a stock-based compensation expense of $0.7 million, was $7.8 million, a decrease of $5.7 million over the first quarter of 2005. This decrease is due to the change in accounting presentation with the inclusion of Nexavar-related development expenses in the net expense from the unconsolidated joint business line item. In prior periods, Onyx’s share of Nexavar-related research and development expenses was included in the company’s research and development line item. Under the new presentation, a portion of Nexavar development expenses is reflected in the net expense from unconsolidated joint business line item and only Onyx’s direct research and development expenses are reflected in the research and development line item. Onyx and Bayer continue to expand their investment in the development of Nexavar for additional indications including Phase III trials for Nexavar in melanoma, liver cancer and lung cancer.
In the first quarter of 2006, selling, general and administrative expenses were $11.6 million, an increase of $6.8 million over the first quarter of 2005. This increase is due to a $2.9 million stock-based compensation expense recorded in the first quarter of 2006, as well as the establishment of Onyx’s U.S. Nexavar sales force and Onyx marketing expenses relating to the Nexavar launch. In addition, with the change in accounting presentation, a significant amount of Nexavar-related marketing expenses is included in the net expense from unconsolidated joint business line item. In prior periods, Onyx’s share of Nexavar-related marketing expenses was included in the company’s selling, general and administrative line item. Under the new presentation, the selling, general and administrative expense line item includes only Onyx’s direct selling, general and administrative expenses.
Cash, Cash Equivalents and Marketable Securities
As of March 31, 2006, the company had cash, cash equivalents, short and long-term marketable securities of $258.3 million compared to $284.7 million at December 31, 2005. The $26.4 million decrease primarily reflects the funds used in operations during the first quarter of 2006 which was offset by the final milestone advance of $10.0 million received from Bayer in January 2006, as a result of the U.S. Food and Drug Administration approval of Nexavar.
Conference Call with Management Today
Onyx’s management will host a teleconference and web cast to discuss first quarter 2006 financial results and provide a general business overview. The event will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on May 4, 2006. Interested parties may access a live web cast of the presentation at:
http://audioevent.mshow.com/295362
or by dialing 706-758-9355 and using the pass code 7413173. A replay of the presentation will be available on the Onyx website or by dialing 706-645-9291 and using the pass code 7413173 approximately one hour after the teleconference concludes. The replay will be available through June 4, 2006.

About Onyx Pharmaceuticals, Inc.
Onyx Pharmaceuticals, Inc. is engaged in the development of novel cancer therapies that target the molecular basis of cancer. With its collaborators, the company is developing small molecule drugs, including Nexavar with Bayer Pharmaceuticals Corporation. For more information about Onyx’s pipeline and activities, visit the company’s web site at: www.onyx-pharm.com.
Nexavar® (sorafenib) tablets is a registered trademark of Bayer Pharmaceuticals Corporation.
This news release contains “forward-looking statements” of Onyx within the meaning of the federal securities laws. These forward-looking statements include without limitation, statements regarding the timing, progress and results of the clinical development, regulatory processes, and commercialization efforts of Nexavar. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Reference should be made to Onyx’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission under the heading “Risk Factors” for a more detailed description of such factors. Readers are cautioned not to place undue reliance on these forward- looking statements that speak only as of the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.
(See attached tables.)

ONYX PHARMACEUTICALS, INC.
SUMMARY FINANCIAL INFORMATION
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31
	2006	2005

Total revenue	$—	$1,000
Operating expenses:
Net expense from unconsolidated joint business	4,102	—
Research and development (1)	7,800	13,532
Selling, general and administrative (1)	11,623	4,800

Total operating expenses	23,525	18,332

Loss from operations	(23,525)	(17,332)
Interest income, net	3,173	1,232

Net loss	$(20,352)	$(16,100)

Basic and diluted net loss per share	$(0.49)	$(0.46)

Shares used in computing basic and diluted net loss per share	41,292	35,274

CONDENSED BALANCE SHEETS
(In thousands)

	Mar. 31,	Dec. 31,
	2006	2005
	(unaudited)	(2)

Assets
Cash, cash equivalents and marketable securities	$258,308	$274,818
Other current assets	8,689	8,285

Total current assets	266,997	283,103
Property and equipment, net	1,441	1,617
Other assets	83	9,945

Total assets	$268,521	$294,665

Liabilities and stockholders’ equity
Current liabilities	20,930	41,425
Advance from collaboration partner	40,000	30,000
Stockholders’ equity	207,591	223,240

Total liabilities and stockholders’ equity	$268,521	$294,665

(1)	Includes employee stock-based compensation expense of $0.7 million and $2.9 million for the adoption of FAS 123(R) in the research and development and selling, general and administrative expense lines, respectively, in the income statement for the three months ended March 31, 2006.
(2)	Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2005.

ONYX PHARMACEUTICALS, INC.
CALCULATION OF NET EXPENSE FROM UNCONSOLIDATED JOINT BUSINESS
(In thousands)
(unaudited)

Three Months Ended
March 31, 2006

Product revenue, net (as recorded by Bayer)	$23,747
Combined cost of goods sold, distribution, selling, general and administrative	17,708
Combined research and development	30,031

Combined collaboration loss	$(23,992)

Onyx’s share of collaboration loss	$(11,996)
Reimbursement of Onyx’s direct development and marketing expenses	7,894

Onyx net expense from unconsolidated joint business	$(4,102)

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